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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3 No. 33-60734, Form S-3
No. 33-89748, Form S-3 No. 333-7947, Form S-3 No. 333-22409, and Form S-8 No.
33-62374, Form S-8 No. 33-63024, Form S-8 No. 33-63026, Form S-8 No. 33-78038,
Form S-8 No. 33-79516, Form S-8 No. 33-82240, Form S-8 No. 33-82242, Form S-8
No. 33-82244, and Form S-8 No. 333-4212) of Dean Witter, Discover & Co. of our reports dated January 7, 1997 and February 27, 1997 with respect to the consolidated financial statements and financial statement schedule, respectively, of Morgan Stanley Group Inc. included in and incorporated by reference in this Current Report on Form 8-K of Dean Witter, Discover & Co. to be filed on February 28, 1997.



                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                ERNST & YOUNG LLP

New York, New York
February 28, 1997